Exhibit 99.1


Metromedia International Group, Inc. Announces Recent Activities and Agreements
   With Respect to Interests in Georgian Mobile Telephony Subsidiary Magticom

    CHARLOTTE, N.C.--(BUSINESS WIRE)--April 26, 2004--Metromedia International Group, Inc. (the "Company" or "MIG") (currently traded as: OTCPK:MTRM - Common Stock and OTCPK:MTRMP - Preferred Stock), the owner of interests in various communications and media businesses in Russia and the Republic of Georgia, today announced the following events concerning Magticom Ltd., the Company's business venture in the Republic of Georgia operating a wireless communications network and marketing mobile voice communication services nationwide to private and commercial users ("Magticom"). The Company's wholly-owned subsidiary International Telcell Communications, Inc. ("ITC") is the managing member of Telcell Wireless LLC ("Telcell"), which in turn today has a 49% ownership interest in Magticom. Dr. George Jokhtaberidze, co-founder with the Company of Magticom, today owns directly the remaining 51% of Magticom. ITC has a 70.41% ownership interest in Telcell; giving the Company today an indirect 34.5% ownership interest in Magticom.
    Magticom issued a dividend of $14 million on April 23, 2004. Telcell, which is entitled to $6.86 million of this dividend, agreed to loan this amount to Dr. Jokhtaberidze by redirecting its share of the dividend distribution to him. As security for the loan, Dr. Jokhtaberidze has assigned to Telcell his right to receive future dividends from Magticom until the loan, which matures on December 31, 2004, is paid in full. The Company expects that Magticom will declare and pay dividends during the remainder of 2004 in an amount necessary to make this repayment. However, as described more fully below, the Company expects this loan to be repaid during second quarter of 2004, as part of a business combination transaction with Dr. Jokhtaberidze.
    The Company, Telcell's other member and Dr. Jokhtaberidze have entered into a binding memorandum of understanding, providing for, upon execution of definitive documents and satisfaction of certain conditions, Dr. Jokhtaberidze to convey his 51% interest in Magticom to ITC in exchange for a 49.9% interest in ITC plus certain cash consideration. The Company will retain the remaining 50.1% majority ownership of ITC. After completion of all transactions contemplated by this memorandum of understanding, the Company will have the largest effective ownership interest in Magticom at 42.8% and will be able to exert operational control over Magticom as a result of its status as managing member of Telcell and majority stockholder of ITC. A portion of Dr. Jokhtaberidze's cash proceeds from these transactions will be used to repay the aforementioned loan, with $4.83 million of this repayment being distributed to the Company in consequence of its current 70.41% ownership interest in Telcell. The parties anticipate that all transactions contemplated in the memorandum of understanding will be concluded by end of second quarter 2004.
    The previously announced Georgian Government investigations into past business and tax payment practices of Magticom have been completed with no adverse findings. The previously announced prosecution by the Georgian Government of Dr. Jokhtaberidze has been dropped without finding any wrong-doing and Dr. Jokhtaberidze has been released from the investigative detention in which he had been held since February 20, 2004. The Company believes that no further investigations or prosecutions of Magticom, Magticom personnel or Dr. Jokhtaberidze with respect to past business or tax payment practices will be undertaken by the Georgian Government.
    In making these announcements, Mark Hauf, Chairman and Chief Executive Officer, commented: "I am very pleased that investigations into past activities of Magticom and Dr. Jokhtaberidze undertaken earlier this year by the newly formed post-revolutionary government of Georgia have now concluded without any adverse finding. We were very confident from the onset of these investigations that all of Magticom's past actions would be found to be in good order. Although the investigations themselves and the Georgian media coverage they drew were quite disruptive to our business activities in Georgia, we maintained a cooperative posture with the new Georgian government throughout. Now that this matter appears to be satisfactorily concluded, we look forward to further development of our business in Georgia."
    With respect to the various transactions announced here, Mr. Hauf commented further: "The $14 million dividend Magticom just distributed and a $7 million dividend previously distributed in February derive from Magticom's very successful performance for year 2003. This strong financial performance and the realistic prospect of further profitable development at Magticom underscores our enthusiasm for continued presence and investment in Georgia. The agreements we announced today will put in place a corporate governance framework through which we can exercise clear operational control over our core Georgian business interests. This will create a stable and workable foundation for further developments at Magticom and other investments we undertake in Georgia."
    With respect to the financial terms of the ownership restructuring of Magticom arising from the agreements announced today, Ernie Pyle, Executive Vice President and Chief Financial Officer, commented:
"After giving effect to all cash outflows required by the transactions contemplated in the memorandum of understanding and to the cash inflow arising from the expected repayment of the loan made to Dr. Jokhtaberidze, I believe we have sufficient corporate cash on hand today to support the Company's planned operating, investing and financing cash flows through the end of 2004, including the Company's $8.0 million semi-annual interest payment due on September 30, 2004 on its 10 1/2 % Senior Discount Notes due 2007. This estimate does not take into account cash inflows that might reasonably arise from operating unit dividend distributions or sales of additional non-core assets; either of which would further strengthen our current liquidity position."

    About Metromedia International Group

    Through its wholly owned subsidiaries, the Company owns communications and media businesses in Russia, Europe and the Republic of Georgia. These include mobile and fixed line telephony businesses, wireless and wired cable television networks and radio broadcast stations. The Company has focused its principal attentions on continued development of its core telephony businesses in Russia and the Republic of Georgia, while undertaking a program of gradual divestiture of its non-core media businesses. The Company's remaining non-core media businesses consist of nineteen radio businesses operating in Finland, Hungary, Bulgaria, Estonia, Latvia and the Czech Republic and one cable television network in Lithuania. The Company's core telephony businesses include PeterStar, the leading competitive local exchange carrier in St. Petersburg, Russia, and Magticom, the leading mobile telephony operator in the Republic of Georgia.

    This news release contains certain forward-looking statements that involve risks and uncertainties, including in particular those regarding repayment of the loan to Dr. Jokhtaberidze, final consummation of the transactions contemplated by the memorandum of understanding described here, the Company's compliance with its obligations under the indenture governing its 10 1/2 % Senior Discount Notes due 2007, and the Company's ability to meet its future operating and debt service obligations on a timely basis. Other factors that could cause or contribute to such risks and uncertainties include, but are not limited to, the Company's ability to cure the existing default under the Indenture related filing of an annual report on Form 10-K for the year ended December 31, 2003; its ability to achieve expected performance targets for its core telephony businesses; its ability to consummate divestitures of its remaining non-core businesses at satisfactory prices and continue to receive expected dividends from its core business operations; completion of its reorganization of internal support processes so as to meet its targeted level of overhead expenditures; and external factors including possibility of future political instability in Georgia, changes in general economic and business conditions, unanticipated effects of competition, changes in technology and methods of marketing, and various other factors beyond the Company's control. This also includes such factors as are described from time to time in the SEC reports filed by the Company, including its most recently filed Form 8-K reports (dated March 4, 2004, March 18, 2004, March 31, 2004 and April 5, 2004), quarterly reports on Form 10-Q/A for the quarterly periods ended March 31, 2003 and June 30, 2003, quarterly report on Form 10-Q for the quarterly period ended September 30, 2003 and the Company's Annual Report on Form 10-K/A for the year ended December 31, 2002. The Company is not under, and expressly disclaims, any obligation to update the information in this news release for any future events, including changes in its cash balances or other events affecting liquidity.

    Please visit our website at www.metromedia-group.com.

    CONTACT: Metromedia International Group, Inc.
             Ernie Pyle, 704-321-7380, Ext. # 103
             investorrelations@mmgroup.com